Exhibit 99.1

TransAct Technologies Reports Preliminary Second Quarter 2024 Financial Results

Sold Approximately 1,500 Terminals in the Quarter, Up 64% Sequentially

Recurring FST Revenue Increased 15% Sequentially

Added Thirteen New FST Customers in the Quarter

Hamden, CT – August 8, 2024 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary results for the second quarter ended June 30, 2024.

“We are pleased with our results for the quarter, highlighted by 1,476 new terminals sold in the quarter, sequential FST recurring revenue growth, and thirteen new logos added to our BOHA! platform in the quarter,” said John Dillon, Chief Executive Officer of TransAct. “Our continued focus on cost control is also yielding results, with our latest measures expected to save approximately $2 million on an annualized basis, which we anticipate seeing the full effect of beginning in the third quarter 2024. Our initiatives aimed at streamlining the organization and increasing our sales efficiency are producing positive changes at TransAct and we are continuing to work diligently towards our goals.”

Second Quarter 2024 Financial Highlights

•	Net Sales: Net sales for the second quarter of 2024 were $11.6 million, up 9% sequentially, but down 42% compared to $19.9 million for the second quarter of 2023, largely as a result of the expected market dynamics and normalizing demand for our Casino and Gaming printers.

•	FST Recurring Revenue: FST recurring revenue for the second quarter of 2024 was $2.8 million, which was up 15% sequentially, and up 12% compared to $2.5 million for the second quarter of 2023.

•	Gross Profit: Gross profit for the second quarter of 2024 was $6.1 million, resulting in gross margin of 52.7%, compared to gross profit of $10.9 million for the second quarter of 2023, which delivered a 54.5% gross margin.

•	Operating (loss) income: Operating loss for the second quarter of 2024 was $(438) thousand, compared to an operating loss of $(1.3) million for the first quarter of 2024 and operating income of $1.2 million for the second quarter of 2023.

•	Net (loss) income: Net loss for the second quarter of 2024 was $(319) thousand, or $(0.03) per diluted share, based on 10.0 million weighted average common shares outstanding. Net loss for the first quarter of 2024 was $(1.0) million, or $(0.10) per diluted share, and net income for the second quarter of 2023 was $765 thousand, or $0.08 per diluted share, based on 10.0 million weighted average common shares outstanding.

•	Adjusted net (loss) income: Adjusted net loss for the second quarter of 2024 was $(319) thousand, or $(0.03) per diluted share. Adjusted net income for the comparable 2023 period was $2.2 million, or $0.22 per diluted share.

•	EBITDA: EBITDA was negative $190 thousand for the second quarter of 2024, compared to negative $966 thousand for the first quarter of 2024 and $1.6 million for the second quarter of 2023.

•	Adjusted EBITDA: Adjusted EBITDA was $89 thousand for the second quarter of 2024, compared to negative $701 thousand in the first quarter of 2024, and $3.2 million for the second quarter of 2023.

Updated 2024 Financial Outlook

•	Total Net Sales: The Company currently expects full year 2024 total net sales of between $45 million and $50 million.

•	Total Adjusted EBITDA: The Company expects full year 2024 total adjusted EBITDA to be between negative $1 million and negative $2 million, up from the previously anticipated range of negative $2.5 million to negative $3.5 million.

Our outlook for non-GAAP adjusted EBITDA is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. If one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

Strategic Business Review

The Company continues to actively assess strategic alternatives with the assistance of Roth Capital Partners, LLC, the Company’s advisor, while continuing to pursue its business growth and development initiatives on a parallel track. The Company has engaged with a number of outside parties since the previous update in June and is in various stages of discussion with such outside parties. The Company is committed to pursuing an optimal outcome for all its stakeholders and maximizing shareholder value.

2024 Second Quarter Conference Call and Webcast

TransAct is hosting a conference call and webcast today, August 8, 2024, beginning at 4:30 p.m. ET to discuss the Company’s preliminary second quarter 2024 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 877-704-4453 and the conference ID number is 13747979. Please call ten minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Company” followed by “Investor Relations,” then select “News & Events” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures

TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measures; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. Adjusted net (loss) income and adjusted net (loss) income per diluted share provide the Company with an understanding of the results of the primary operations of the business by excluding the effects of special items (for example, the $1.5 million severance charge related to the resignation of the Company’s former CEO in the second quarter of 2023) that do not reflect the ordinary earnings of the Company’s operations. The Company uses these measures to evaluate period-over-period operating performance because the Company believes this provides a more comparable measure of the Company’s continuing business, as these measures adjust for the special items that are not reflective of the normal results of the business. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net (loss) income before net interest income (expense), income taxes, depreciation, and amortization. A reconciliation of EBITDA to net (loss) income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net (loss) income before net interest income (expense), income taxes, depreciation and amortization and is adjusted for (1) share-based compensation, (2) the $1.5 million severance charge related to the resignation of the Company’s former CEO in the second quarter of 2023 and (3) any other items, when they occur, that we believe do not reflect the ordinary earnings of the Company’s ongoing business. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net (loss) income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net (loss) income is defined as net (loss) income adjusted for the $1.5 million severance charge related to the resignation of the Company’s former CEO in the second quarter of 2023. A reconciliation of adjusted net (loss) income to net (loss) income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net (loss) income per diluted share is defined as adjusted net (loss) income divided by diluted shares outstanding. A reconciliation of adjusted net (loss) income per diluted share to net (loss) income per diluted share, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a global leader in developing and selling software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, and POS automation. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!™, AccuDate™, EPICENTRAL®, Epic and Ithaca® brands. TransAct has sold over 3.9 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts, and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

©2024 TRANSACT Technologies Incorporated. All rights reserved. TransAct®, BOHA!™, AccuDate™, Epic Edge®, EPICENTRAL® and Ithaca® are trademarks of TransAct Technologies Incorporated.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three and six months ended June 30, 2024. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three and six months ended June 30, 2024. During the course of the preparation of the Company’s condensed consolidated financial statements and related notes as of and for the three and six months ended June 30, 2024, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

Certain statements included in this press release may be forward-looking statements within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as ”may”", ”will”, ”could”, ”expect”, ”intend”, ”estimate”, “anticipate”, ”believe”, ”project”, ”plan”, ”predict”, ”design” or ”continue”, or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions on our business, operations, financial condition, results of operations and capital resources; difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions; inflationary pressures; the Russia/Ukraine and Middle East conflicts; inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions; price increases or decreased availability of third party component parts or raw materials at reasonable prices; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our reliance on an unrelated third party to develop, maintain and host certain web-based food service application software and develop and maintain selected components of our downloadable software applications pursuant to a non-exclusive license agreement, and the risk that interruptions in our relationship with that third party could materially impair our ability to provide services to our food service technology customers on a timely basis or at all and could require substantial expenditures to find or develop alternative software products; our ability to successfully grow our business in the food service technology market; risks associated with the pursuit of strategic initiatives and business growth; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our ability to recruit and retain quality employees; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; price wars, supply chain disruptions or other significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; political and policy uncertainties with the approach of the U.S. presidential election; our ability to protect intellectual property; exchange rate fluctuations; the availability of needed financing on acceptable terms or at all; volatility of, and decreases in, trading prices of our common stock; and other risk factors identified and discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other reports filed with the Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

# # #

Investor Contact:

Ryan Gardella

ICR, Inc.

Ryan.Gardella@icrinc.com

- Financial tables follow-

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Preliminary and Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
	(In thousands, except per share data)

Net sales	$11,599	$19,906	$22,286	$42,176
Cost of sales	5,489	9,048	10,552	19,063
Gross profit	6,110	10,858	11,734	23,113

Operating expenses:
Engineering, design and product development	1,799	2,505	3,765	4,774
Selling and marketing	2,197	2,684	4,280	5,441
General and administrative	2,552	4,445	5,428	7,861
	6,548	9,634	13,473	18,076
Operating (loss) income	(438)	1,224	(1,739)	5,037

Interest and other income (expense):
Interest, net	26	(68)	74	(134)
Other, net	7	-	(53)	21
	33	(68)	21	(113)

(Loss) income before income taxes	(405)	1,156	(1,718)	4,924
Income tax benefit (expense)	86	(391)	363	(1,020)
Net (loss) income	$(319)	$765	$(1,355)	$3,904

Net (loss) income per common share:
Basic	$(0.03)	$0.08	$(0.14)	$0.39
Diluted	$(0.03)	$0.08	$(0.14)	$0.39

Shares used in per share calculation:
Basic	9,997	9,956	9,985	9,943
Diluted	9,997	10,017	9,985	10,016

SUPPLEMENTAL INFORMATION – SALES BY MARKET: (Preliminary and Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
	(In thousands)

Food service technology	$4,178	$3,895	$7,478	$7,353
POS automation	1,151	1,904	1,802	3,701
Casino and gaming	5,359	12,172	11,055	27,983
TransAct Services Group	911	1,935	1,951	3,139
Total net sales	$11,599	$19,906	$22,286	$42,176

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)

	June 30,	December 31,
	2024	2023
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$11,134	$12,321
Accounts receivable, net	6,738	9,824
Inventories	17,636	17,759
Prepaid income taxes	711	322
Other current assets	800	773
Total current assets	37,019	40,999

Fixed assets, net	2,132	2,421
Right-of-use assets	1,605	1,602
Goodwill	2,621	2,621
Deferred tax assets	6,875	6,304
Intangible assets, net	13	88
Other assets	99	163
	13,345	13,199
Total assets	$50,364	$54,198

Liabilities and Shareholders’ Equity:
Current liabilities:
Revolving loan payable	$2,250	$2,250
Accounts payable	3,043	4,431
Accrued liabilities	3,651	4,947
Lease liabilities	942	929
Deferred revenue	836	1,079
Total current liabilities	10,722	13,636

Deferred revenue, net of current portion	198	209
Lease liabilities, net of current portion	701	720
Other liabilities	215	219
	1,114	1,148
Total liabilities	11,836	14,784

Shareholders’ equity:
Common stock	140	140
Additional paid-in capital	57,528	57,055
Retained earnings	13,023	14,378
Accumulated other comprehensive loss, net of tax	(53)	(49)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	38,528	39,414
Total liabilities and shareholders’ equity	$50,364	$54,198

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Preliminary and Unaudited, thousands of dollars, except percentages and per share data)

	Three months ended June 30, 2024
	Reported	Adjustments(1)	Adjusted Non-GAAP
Operating expenses	$6,548	$-	$6,548
% of net sales	56.5%		56.5%

Operating loss	(438)	-	(438)
% of net sales	(3.8)%		(3.8)%

Interest and other income	33	-	33
Loss before income taxes	(405)	-	(405)
Income tax benefit	86	-	86
Net loss	(319)	-	(319)
Net loss per common share:
Basic	$(0.03)	$-	$(0.03)
Diluted	$(0.03)	$-	$(0.03)

(1)	No adjustments.

	Three months ended June 30, 2023
	Reported	Adjustments(2)	Adjusted Non-GAAP
Operating expenses	$9,634	$(1,461)	$8,173
% of net sales	48.4%		41.1%

Operating income	1,224	1,461	2,685
% of net sales	6.1%		13.5%

Interest and other expense	(68)	-	(68)
Income before income taxes	1,156	1,461	2,617
Income tax (expense)	(391)	(70)	(461)
Net income	765	1,391	2,156
Net income per common share:
Basic	$0.08	$0.14	$0.22
Diluted	$0.08	$0.14	$0.22

(2)	Adjustment includes a severance charge of $1,461 incurred in April 2023 related to the resignation of the Company’s former CEO.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Preliminary and Unaudited, thousands of dollars, except percentages and per share data)

	Six months ended June 30, 2024
	Reported	Adjustments(3)	Adjusted Non-GAAP
Operating expenses	$13,473	$-	$13,473
% of net sales	60.5%		60.5%

Operating loss	(1,739)	-	(1,739)
% of net sales	(7.8)%		(7.8)%

Interest and other income	21	-	21
Loss before income taxes	(1,718)	-	(1,718)
Income tax benefit	363	-	363
Net loss	(1,355)	-	(1,355)
Net loss per common share:
Basic	$(0.14)	$-	$(0.14)
Diluted	$(0.14)	$-	$(0.14)

(3)	No adjustments.

	Six months ended June 30, 2023
	Reported	Adjustments(4)	Adjusted Non-GAAP
Operating expenses	$18,076	$(1,461)	$16,615
% of net sales	42.9%		39.4%

Operating income	5,037	1,461	6,498
% of net sales	11.9%		15.4%

Interest and other expense	(113)	-	(113)
Income before income taxes	4,924	1,461	6,385
Income tax (expense)	(1,020)	(70)	(1,090)
Net income	3,904	1,391	5,295
Net income per common share:
Basic	$0.39	$0.14	$0.53
Diluted	$0.39	$0.14	$0.53

(4)	Adjustment includes a severance charge of $1,461 incurred in April 2023 related to the resignation of the Company’s former CEO.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA NON-GAAP FINANCIAL MEASURES
(Preliminary and Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
	(In thousands)

Net (loss) income	$(319)	$765	$(1,355)	$3,904

Interest (income) expense, net	(26)	68	(74)	134
Income tax (benefit) expense	(86)	391	(363)	1,020
Depreciation and amortization	241	370	636	722

EBITDA	(190)	1,594	(1,156)	5,780

Share-based compensation expense	279	120	544	398
Severance charge related to resignation of the Company’s’ former CEO	-	1,461	-	1,461

Adjusted EBITDA	$89	$3,175	$(612)	$7,639